UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1645 Pine Tree Ln, Suite 2, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2025 (“Effective Date”), VIP Play, Inc., a Nevada corporation (“us,” “we” or “our”) entered into a Player Account Management Services Agreement (the “Agreement”) with White Hat Gaming Limited, a Malta corporation (“White Hat”), a provider of Internet-based interactive gaming services including but not limited to the operation of a platform delivering player account management services.

The Agreement sets forth the terms and conditions on which White Hat will provide us with certain services, including: (i) designing, developing and supporting a desktop-formatted & mobile-device-formatted website, and native mobile application in both iOS and Android formats, designed for enabling the registration of end users, an online account by end users and end users’ access and use of our sports’ betting products and, to the extent applicable, games of chance; and (ii) the software and related technical development required in order to seamlessly integrate a sports wagering system into White Hat’s proprietary player account management platform to support our iGaming, mobile sports betting and other interactive gaming activities.

The initial term of the Agreement is for four years from the first date on which any end user places a real-money deposit into his/her online account on our gaming website or mobile gaming app created by White Hat pursuant to the Agreement. The Agreement shall automatically be renewed for additional two-year renewal terms unless either party provides the other party not less than 180 days’ written notice of its intent to terminate the Agreement before the last day of the initial term or, as applicable, the relevant renewal term.

The terms of the Agreement call for an initial implementation fee payable in two equal installments, the first within 30 days from the Effective Date and the second within 60 days from the Effective Date. We are also required to pay White Hat two separate monthly fees. One is a flat maintenance fee, and the other is a fee based on a percentage of our annual net gaming revenue calculated monthly on a progressive basis.

The above is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. This summary may not contain all of the information about the Agreement that is important to you. We urge you to read the Agreement in its entirety carefully.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Player Account Management Services Agreement made on February 7, 2025 and between VIP Play, Inc. and White Hat Gaming Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2025	VIP PLAY, INC.

	By:	/s/ James Mackey
James Mackey, CFO

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